UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 23, 2005, we and one of our subsidiaries entered into an Agreement and Plan of Merger (the “Acquisition Agreement”) with LDMI Telecommunications, Inc. (“LDMI”), providing for our acquisition of LDMI. As part of the closing of the acquisition of LDMI under the Acquisition Agreement, we entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which a portion of the cash and stock consideration payable to the holders of LDMI’s preferred stock was deposited in escrow to be held as security for certain indemnification obligations to us. A copy of the Acquisition Agreement was filed as an exhibit to a previous report by us and a copy of the Escrow Agreement is filed as Exhibit 10.2 to this Report.

Effective as of July 13, 2005, following our acquisition of LDMI, as discussed in Item 2.01 of this Report, we entered into an eighteen-month employment agreement with Patrick O’Leary, who had served LDMI as a director and its President and Chief Executive Officer. Under the contract, Mr. O’Leary will serve us as our Executive Vice President-Business Services and is entitled to a minimum annual base salary of $350,000, to bonuses for the third and fourth quarters of 2005 under the terms of the LDMI bonus plan in effect when we acquired LDMI, based on surpassing certain performance criteria relating to revenue, sales and EBITDA of LDMI as established by the Compensation Committee of our Board of Directors, and to certain other perquisites made generally available to our senior executive officers. Mr. O’Leary will also be eligible for consideration for awards under our existing executive officers’ bonus plan. A copy of the employment agreement is filed as Exhibit 10.3 of this Report.

Prior to our acquisition of LDMI, LDMI’s compensation committee and board of directors approved LDMI’s paying Mr. O’Leary a retention bonus to secure his services subsequent to the acquisition which is payable by LDMI as follows: $366,135 payable three months after the closing of the acquisition, and $366,135 payable six months after the closing. This bonus arrangement is reflected in the employment agreement filed as Exhibit 10.3 of this Report. In addition, at the completion of the acquisition, Mr. O’Leary received certain payments from LDMI pursuant to the terms of his former employment arrangements with LDMI.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 13, 2005, we completed our acquisition of LDMI as provided in the Acquisition Agreement, a copy of which was previously filed with the Securities and Exchange Commission. LDMI was privately held and is a facilities-based competitive local exchange carrier serving business and residential customers primarily in Michigan and Ohio. Under the terms of the Acquisition Agreement, at the effective time of the acquisition on July 13, 2005, our subsidiary was merged into LDMI, LDMI became our indirect wholly owned subsidiary and, in exchange for all of the stock of LDMI, we paid $24 million in cash and issued 1.8 million shares of its common stock, 90,000 of which shares, together with approximately $1.1 million of the cash consideration paid by us, have been deposited in escrow, pursuant to the Escrow Agreement discussed in Item 1.01 of this Report, to be held as security for certain indemnification obligations to us under the Acquisition Agreement. The shares of our common stock were issued only to the holders of LDMI’s preferred stock, were not registered under the Securities Act of 1933 and are subject to certain contractual limitations on their resale; we have agreed to file a registration statement with the Securities and Exchange Commission as promptly as reasonably practicable after the closing to permit resales of our common stock by such holders, subject to the contractual limitations thereon. Also in connection with the closing of the acquisition, approximately $4.7 million of LDMI’s debt was repaid.

Item 2.02 Results of Operations and Financial Condition.

On July 13, 2005, we issued a release announcing a conference call to discuss our second quarter 2005 operating results and that we expect to exceed previously announced revenue and EBITDA guidance for the second quarter 2005. A copy of the release is furnished as Exhibit 99.1 of this Report.

Non-GAAP Measures

The release furnished as Exhibit 99.1 to this Report includes a reference to non-GAAP financial information. Our management believes that EBITDA, a non-GAAP financial measure, is useful to investors and other users of our financial information in evaluating operating financial performance and is a financial measure that is commonly used by readers of financial information in assessing financial performance. Our management uses EBITDA as a measure of our operating performance. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, is defined as operating income plus depreciation and amortization and is readily determinable from amounts provided in our consolidated statements of operations.

It is our management's intent to provide non-GAAP financial information to enhance understanding of our GAAP financial results. This information should be considered by the reader in addition to, but not instead of, our financial statements prepared in accordance with GAAP.

Item 3.02 Unregistered Sales of Equity Securities.

(a) Under the terms of the Acquisition Agreement, at the July 13, 2005 closing of our acquisition of LDMI discussed in Item 2.01 of this Report, we paid $24 million in cash and issued 1.8 million shares of our common stock, par value $.01 per share, in exchange for all of the stock of LDMI. The shares of our common stock were issued only to the holders of LDMI’s preferred stock (the “LDMI Preferred Stockholders”).

(b) As described in paragraph (a) above, the 1.8 million shares of our common stock were issued, together with cash payments aggregating approximately $22.2 million, to the LDMI Preferred Stockholders in exchange for their shares of LDMI preferred stock, which constituted all of the outstanding shares of preferred stock of LDMI.

(c) The issuance of the shares of our common stock issued in the acquisition of LDMI was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act or Rule 506 of Regulation D under the Securities Act. We reasonably believed that all of the LDMI Preferred Stockholders were accredited investors within the meaning of Regulation D.

Item 7.01 Regulation FD Disclosure

On July 13, 2005, we issued a release announcing that we had completed the acquisition of LDMI Telecommunications, Inc. A copy of the release is furnished as Exhibit 99.2 of this Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, we will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Report not later than seventy-one (71) calendar days after this Report must be filed.

b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, we will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Report not later than seventy-one (71) calendar days after this Report must be filed.

(c) Exhibits.

Number   Description
10.1         Agreement and Plan of Merger, dated as of May 23, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc. and Lion Acquisition Corp.
           (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 23, 2005).
10.2         Escrow Agreement, dated as of July 13, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc., the Representatives named therein and
           U.S. Bank National Association, as Escrow Agent. (1)
10.3         Employment Agreement between Talk America Holdings, Inc. and Patrick O’Leary, dated as of July 13, 2005. (1)*
 99.1           Release dated July 13, 2005. (2)
 99.2           Release dated July 13, 2005. (2)

_____________________________
(1) Filed herewith.
(2) Furnished (not filed) herewith.
*Management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2005	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

    Exhibit Number  Description

10.1         Agreement and Plan of Merger, dated as of May 23, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc. and Lion Acquisition Corp.
           (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 23, 2005).
10.2         Escrow Agreement, dated as of July 13, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc., the Representatives named therein and
           U.S. Bank National Association, as Escrow Agent. (1)
10.3         Employment Agreement between Talk America Holdings, Inc. and Patrick O’Leary, dated as of July 13, 2005. (1)*
 99.1           Release dated July 13, 2005. (2)
 99.2           Release dated July 13, 2005. (2)

(1) Filed herewith.
(2) Furnished (not filed) herewith.
* Management contract or compensation plan or arrangement.